IndexIQ Active ETF Trust 485BXT

Exhibit (q)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints each of J. Kevin Gao, Matthew V. Curtin, Jack R. Benintende and Adefolahan Oyefeso as her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for her in her name, place and stead, to sign any and all Registration Statements applicable to IndexIQ ETF Trust and IndexIQ Active ETF Trust and any and all amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission and the states, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall supersede any Power of Attorney previously granted by the undersigned with respect to the matters addressed herein.

/s/ Michelle A. Kinch
Michelle A. Kinch, Trustee
August 1, 2023